CERTIFICATION PURSUANT TO
18 U.S.C. §1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ron Kallus, Chief Executive Officer of VGTel,  Inc. , hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1) the Quarterly Report on Form 10-Q of VGTel,  Inc.  for the quarter ended September  30, 2010  as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2) the information contained in the such Quarterly Report on Form 10-Q of VGTel, Inc.   for the quarter ended Septembember 30, 2010  fairly presents, in all material respects, the financial condition and results of operations of VGTel, Inc.

VGTel, Inc.

Date: November 5, 2010	By:	/s/ Ron Kallus
Ron Kallus
Chief Executive Officer
(principal executive officer and duly authorized officer)